Exhibit 2.1

ARTICLES OF INCORPORATION FROM INCEPTION OF THE COMPANY (AS PORT CITY CORPORATION), TO CHANGE OF NAME TO INTERLINE RESOURCES CORPORATION, TO CHANGE OF NAME TO AUTOMATED-X, INC.

ARTICLES OF INCORPORATION

OF

PORT CITY CORPORATION

We, the undersigned, natural persons over the age of eighteen (18) years or more, acting as incorporators of the Corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such Corporation.

ARTICLE I

CORPORATE NAME

The name of the Corporation is PORT CITY CORPORATION.

ARTICLE II

DURATION

The duration of the Corporation shall be perpetual.

ARTICLE III

GENERAL PURPOSES

This Corporation is organized for the following purposes:

A.	To purchase, sell, and invest in new products, technologies, and businesses of any and all types and kinds.

B.	To acquire or merge into existing businesses.

C.	To buy, sell, mortgage, exchange, lease, hold for investment, or otherwise operate real and personal property of all kinds and any interest therein.
D.	For any other purposes allowed by law.

E.	The provisions of this Article shall be construed as purposes and powers and each as an independent purpose and power. The enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers therein specified shall not be limited or restricted by reference to, or inference from, the terms of any provisions of this or any other article hereof.

1

ARTICLE IV

AUTHORIZED SHARES

The aggregate number of shares the Corporation shall have authority to issue is TWO HUNDRED MILLION (200,000,000) shares with a par value of ONE TENTH OF ONE CENT ($.001) per share. All stock of this Corporation shall be of the same class which shall be designated common stock.

ARTICLE V

COMMENCEMENT OF BUSINESS

The Corporation will not commence business until at least ONE THOUSAND DOLLARS ($1,000) in cash or property has been received by it as consideration for the issuance of its shares.

ARTICLE VI

REGISTERED OFFICE AND AGENT

The post office address of the Corporation's initial registered office is 420 East South Temple, Suite 334 Salt Lake City, Utah 84111, and the name of its initial registered agent at such address is A. 0. Headman, Jr.

ARTICLE VII

PRE-EMPTIVE RIGHTS

The shareholders shall have no pre-emptive rights to acquire any securities of this Corporation.

2

ARTICLE VIII

DIRECTORS

The number of directors constituting the initial Board of Directors of the Corporation is three (3) and the names and addresses of the persons who are to serve as directors until their successors are elected and shall qualify are:

Brad K. Buchi Lissa P. Buchi John S. Williams	1580 Bainbridge Road Sandy, Utah 84092 1580 Bainbridge Road Sandy, Utah 84092 9864 Sandridge Drive Sandy, Utah 84092

ARTICLE IX

INCORPORATORS

The names and addresses of the incorporators are:

Brad K. Buchi Lissa P. Buchi John S. Williams	1580 Bainbridge Road Sandy, Utah 84092 1580 Bainbridge Road Sandy, Utah 84092 9864 Sandridge Drive Sandy, Utah 84092

ARTICLE X

NON-ASSESSABILITY

Shares of the Corporation shall not be subject to assessment for payment of the debts of the Corporation.

3

ARTICLE XI

EXEMPTION FROM CORPORATE DEBTS

The private property of the shareholders shall not be subject to the payment of any corporate debts to any extent whatsoever.

ARTICLE XII

COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

No contract or other transaction between this Corporation and any one or more of its directors of any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the Corporation.

DATED this 7th day of October, 1988.

/s/ Brad K. Buchi
Brad K. Buchi

/s/ John S. Williams
John S. Williams

/s/ Lissa Buchi
Lissa Buchi

4

A. 0. Headman, Jr., hereby accepts the appointment as registered agent for Port City Corporation.

/s/ A.O. Headman
Registered Agent

STATE OF UTAH	)
	)	ss.
COUNTY OF SALT LAKE	)

On the 7TH day of October 1988, personally appeared before me Brad K. Buchi, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 7th day of October, 1988.

/s/ A.O. Headman
NOTARY PUBLIC
Residing at Sale Lake

My Commission expires:

3/20/92

5

STATE OF UTAH	)
	)	ss.
COUNTY OF SALT LAKE	)

On the 6TH day of October 1988, personally appeared before me John S. Williams, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 6th day of October, 1988.

/s/ Steven Baxter
NOTARY PUBLIC
Residing at Sale Lake

My Commission expires:

September 8, 1991

STATE OF UTAH	)
	)	ss.
COUNTY OF SALT LAKE	)

On the 7TH day of October 1988, personally appeared before me A.O. Headman, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 7th day of October, 1988.

/s/ Kristin Brown
NOTARY PUBLIC
Residing at Sale Lake

My Commission expires:

11/91

6

Pursuant to the provision of Section 16-10-57 of the Utah Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

FIRST: The name of the corporation is Port City Corporation.

SECOND: The following amendment to the Articles of Incorporation of Port City Corporation were duly adopted by the shareholders of the corporation at a meeting held October 22, 1990, in the manner prescribed by the Utah Business Corporation Act, to Wit:

Article I - Name

The name of this corporation is INTERLINE RESOURCES CORPORATION.

ARTICLE IV - Capital Stock Classes

The total number of shares of all classes of capital stock which the Corporation has the authority to issue is 125,000,000 shares which are divided into two classes as follows:

25,000,000 shares of Preferred Stock (Preferred Stock) $.01 par value per share, and

100,000,000 shares of Common Stock (Common Stock) $.005 par value per share.

The designations, voting powers, preferences and relative, participating, optional or other special rights, and qualification, limitations or restrictions of the above classes of stock are as follows:

Preferred Stock

1. Issuance in Series. Shares of Preferred Stock may be issued in one or_ more series at such time or times, and for such consideration or considerations as the Board of Directors may determine All shares of any one series of Preferred Stock will be identical with each other in all respects, except that shares of one series issued at different times may differ as to dates from which dividends thereon may be cumulative. All series will rank equally and be identical in all respects, except as permitted by the following provisions of paragraph 2.

7

2. Authority of the Board with Respect to Series. The Board of Directors is authorized, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment thereto including, but not limited to, determination of any of the following:

(a) the distinctive serial designation and the number of shares constituting a series;

(b) the dividend rate or rates, whether dividends are cumulative and, if so, from which date, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

(c) the voting powers, full or limited, if any, of the shares of the series;

(d) whether the shares are redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

(e) the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any class or classes of stock of the Corporation ranking junior to the Preferred Stock;

(f) whether the shares are entitled to the benefit of a sinking or retirement fund to applied to the purchase or redemption of shares of a series and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

(g) whether the shares are convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation and, if so convertible or exchangeable,- the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

8

(h) any other preferences, privileges and powers, and relating participating, optional or other special rights, and qualifications, limitations or restrictions of a series, as the Board of Directors may deem advisable and as are not inconsistent with the provisions of this Certificate of Incorporation.

3.      Dividends. Before any dividends on any class or classes of stock of the Corporation ranking junior to the Preferred Stock (other than dividends payable in shares of any class or classes of stock of the corporation ranking junior to the Preferred Stock) may be declared or paid or set apart for payment, the holders of shares of Preferred Stock of each series are entitled to such cash dividends, but only when and as declared by the Board of Directors out of funds legally available therefor, as they may be adopted by the Board of Directors providing for the issue of the series, payable on such dates in each year as may be fixed in the resolution or resolutions. The term "class or classes of stock of the Corporation ranking junior to the Preferred Stock" means the Common Stock and any other class or classes of stock of the Corporation hereafter authorized which rank junior to the Preferred Stock as to dividends or upon liquidation.

4.      Reacquired Shares. Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding, until the corporation elects to retire them, shares which are held as treasury shares but including shares redeemed, shares purchased and retired and shares which have been converted into shares of Common Stock) will have the status of authorized and unissued shares of Preferred Stock and may be reissued.

5.      Voting Rights. Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever.

Common Stock

1.      Dividends. Subject to the preferential rights of the Preferred Stock, the holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

2.      Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust of other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or other entity or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the Corporation into or upon any other corporation, or the merger or any other corporation into it, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the corporation for the purposes of this paragraph.

9

3.       Voting Rights. Except as may be otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock has one vote in respect of each share of stock held by him of record on the books of the Corporation on all matters voted upon by the Stockholders.

Other Provisions

1.       Pre-emptive Rights. No stockholder shall have any preemptive right to subscribe to an additional issue of stock of any class or series or to any securities of the Corporation convertible into such stock.

2.      Changes in Authorized Capital Stock. Subject to the protective conditions and restrictions of any outstanding Preferred Stock, any amendment to this Restated Certificate of Incorporation which increases or decreases the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Corporation.

THIRD: The number of shares of the Corporation outstanding at the time of the adoption of such amendments was 17,538,000 and the number entitled to vote thereon was 17,538,000.

FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to-wit:

Class	Number of Shares:

Common	17,538,000

10

FIFTH: The number of shares voted for such amendments was 10,903,100, with -0- opposing and -0- abstaining.

SIXTH: These amendments do not provide for any exchange, reclassification or cancellation of issued shares.

SEVENTH: These amendments do effect a change in the stated capital of the corporation as set forth above.

IN WITNESS WHEREOF, the undersigned president and secretary, having been thereunto duly authorized, have executed the foregoing Articles of Amendment for the corporation this 22nd day of October, 1990.

PORT CITY CORPORATION

By: /s/ Michael R. Williams
Michael R. Williams, President

Attest:

/s/ Timothy G. Williams

Timothy G. Williams, Secretary

STATE OF Utah	)
	)	ss.
COUNTY OF Salt Lake	)

Subscribed and sworn to before me this 22nd day of October, 1990, by Michael R. Williams, President and Timothy G. Williams,Secretary of Port City Corporation.

/s/ A.O. Headman
Notary Public

My Commission expires: 3/21/91

Residing at Salt Lake County

11

Received 11/13/2014

EXPEDITE

AMENDMENT

State of Utah

DEPARTMENT OF COMMERCE

Division of Corporations & Commercial Code

Articles of Amendment to Articles of Incorporation (Profit)

Entity Number: 1013424-0142

Non-Refundable Processing Fee: $37.00

Pursuant to UCA §16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows:

1. The name of the corporation is: INTERLINE RESOURCES CORPORATION

2. The date the following amendment(s) was adopted: November 12, 2014

3. If changing the corporation name, the new name of the corporation is:

AUTOMATED-X, INC.

4. The text of each amendment adopted (include attachment if additional space needed):

Name Change

5. If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

____________________________________________________________________________________________

6. Indicate the manner in which the amendment(s) was adopted (mark only one):

___X___ Adopted by Incorporators or Board of Directors – Shareholder action not required.

______ Adopted by Shareholders – Number of votes cast for amendment was sufficient for approval.

7. Delayed effective date (if not to be effective upon filing (not to exceed 90 days)

Under penalties of perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

By: ____________________________________

Title: Vice President & Secretary

Date: 11-12-14

Under GRAMA {63-2-201}, all registration information maintained by the Division is classified as public record. For confidentiality purposes, you may use the business entity physical address rather than the residential or private address of any individual affiliated with the entity.

Mailing/Faxing Information:www.corporations.utah.gov/contactus.htrnl   Division's Website:www.corporations.utah.gov

State of Utah

Department of Commerce

Division of Corporations and Commercial Code

I hereby certified that the foregoing has been filed

and approved on this 13 day of Nov, 2014

In this office of this Division and hereby issued

This Certificate hereof.

12

ARTICLES OF INCORPORATION FOR CHANGE OF NAME FROM AUTOMATED-X, INC. TO SADDLE RANCH MEDIA, INC.

13

Received SEP 09 2015 - Utah Div. of Corp. & Comm.Code

EXPEDITE

AMENDMENT

State of Utah

DEPARTMENT OF COMMERCE

Division of Corporations & Commercial Code

Articles of Amendment to Articles of Incorporation (Profit)

Entity Number: 1013424-0142

Non-Refundable Processing Fee: $37.00

Pursuant to UCA §16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows:

1. The name of the corporation is: AUTOMATED-X, INC.

2. The date the following amendment(s) was adopted: August 31, 2015

3. If changing the corporation name, the new name of the corporation is:

SADDLE RANCH MEDIA, INC.

4. The text of each amendment adopted (include attachment if additional space needed):

The text of Article I was amended and replaced in its entirety with the following:

“ARTICLE I

CORPORATE NAME

The name of the corporation is Saddle Ranch Media,Inc.”

5. If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

____________________________________________________________________________________________

6. Indicate the manner in which the amendment(s) was adopted (mark only one):

______ Adopted by Incorporators or Board of Directors – Shareholder action not required.

___X___ Adopted by Shareholders – Number of votes cast for amendment was sufficient for approval.

7. Delayed effective date (if not to be effective upon filing (not to exceed 90 days)

Under penalties of perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

By: /s/ Phillip M. Cohen

Title: Phillip M. Cohen

Date: 09-08-15

Under GRAMA {63-2-201}, all registration information maintained by the Division is classified as public record. For confidentiality purposes, you may use the business entity physical address rather than the residential or private address of any individual affiliated with the entity.

Mailing/Faxing Information:www.corporations.utah.gov/contactus.htrnl   Division's Website:www.corporations.utah.gov

State of Utah

Department of Commerce

Division of Corporations and Commercial Code

I hereby certified that the foregoing has been filed

and approved on this 09 day of Sep, 2015

In this office of this Division and hereby issued

This Certificate hereof.

14